UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 31, 2009

Snap-on Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53143-5656
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 31, 2009 Snap-on Incorporated (the “Corporation”) issued a press release entitled “Snap-on Announces Second Quarter 2009 Results; EPS of $0.65 for the second quarter 2009; Strong operating cash flow of $155.6 million in the quarter; Sales, operating earnings and EPS improve sequentially from first quarter 2009; Investment in strategic growth opportunities continues.”  The text of the press release is furnished herewith as Exhibit 99 and incorporated herein by reference.

The press release contains cautionary statements identifying important factors that could cause actual results of the Corporation to differ materially from those described in any forward-looking statement of the Corporation.

The press release also contains information concerning the impacts of foreign currency translation on certain items of reported results, and this information may include non-GAAP financial measures. The Corporation presents information in this manner to show changes in these items of reported results apart from those related to the quarterly volatility of foreign currency changes.

Item 9.01	Financial Statements and Exhibits (furnished pursuant to Item 2.02)

(d) Exhibits

99	Press Release of Snap-on Incorporated, dated July 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date:	July 31, 2009	By:	/s/ Martin M. Ellen
Martin M. Ellen, Principal Financial Officer,
Senior Vice President – Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release of Snap-on Incorporated, dated July 31, 2009